TO: Secretary of State of the State of Pennsylvania and to the Secretary of State of the State of Nevada:

The undersigned corporations, pursuant to the Pennsylvania Business Corporation Act, Chapter 19, et. seq., and Nevada Revised Statutes, Chapt. 78, et, seq., and 92A 100, et. seq., hereby execute in duplicate the following Articles of Merger:

1. The plan of merger is as follows: See Exhibit "A" attached hereto and incorporated herein by reference.

2. As to each of the undersigned corporations, the number of shares outstanding, and the designation and number of outstanding shares of each class entitled to vote as a class on such plan, are as follows:


                       Number of Shares  Designation  Number of
Name of Corporation    Outstanding       of Class     Shares Authorized to issue
-------------------    -----------       --------     --------------------------
BORCO EQUIPMENT COMPANY, INC.
a Pennsylvania Corporation  10,000       Common       10,000

TELMARK WORLDWIDE, INC.
a Nevada Corporation        1,000        Common       100,000,000

3. As to each of the undersigned corporations, the total number of shares voted for and against such plan, respectfully, and, as to each class entitled to vote thereon as a class, the number of shares of such class voted for and against such plan, respectfully, are as follows:

                              Total          Total
Name of Corporation           Voted For      Voted Against       Abstain
-------------------           ---------      -------------       -------

BORCO EQUIPMENT COMPANY, INC.,  10,000        -0-                 -0-
A Pennsylvania Corporation

TELMARK WORLDWIDE, INC.,        1,000         -0-                 -0-
A Nevada Corporation

DATED this 26th day of Sep, 2000.

BORCO EQUIPMENT COMPANY, INC.
By: /s/ John E. Bortoli
   -------------------------------------
Title: President
By: /s/ John E. Bortoli
   -------------------------------------
Title: Secretary


TELMARK WORLDWIDE, INC.
By: /s/ Charles R. Kiefner
   -------------------------------------
Title: President
By: /s/ Charles R. Kiefner
   -------------------------------------
Title: Secretary

Entity Number 2025468          Filed with the Department of State on Nov 02 2000

                ARTICLES OF MERGER-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1926 (Rev 90)

          In compliance with the requirements of 15 Pa.C.S. 1926 (relating to articles of merger or consolidation), the undersigned business corporations, desiring to effect a merger, hereby state that:

1.  The name of the corporation surviving the merger is: Telmark Worldwide, Inc.

2.  (Check and complete one of the following):

___ The surviving  corporation is a domestic  business  corporation  and the (a)
    address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):
    (a)________________________________________________________________________
            Number and Street   City        State          Zip    County
    (b)c/o:____________________________________________________________________
            Name of Commercial Registered Office Provider         County

    For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

X The surviving corporation is a qualified foreign business corporation incorporated under the laws of Nevada and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):
    (a)   50 John Street        Johnstown      PA          15901  Cambria
          ---------------------------------------------------------------------
            Number and Street   City        State          Zip    County
    (b)c/o:____________________________________________________________________
            Name of Commercial Registered Office Provider         County

    For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

___ The surviving  corporation is a  nonqualified  foreign  business corporation incorporated under the laws of and the address of its principal office under the laws of such domiciliary jurisdiction is:
     ________________________________________________________________________
            Number and Street   City        State          Zip

3. The name and the address of the registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:

    Name of Corporation       Address of Registered Office or Name of
                              Commercial Registered Office Provider    County

   Borco Equipment Company, Inc. 1130 Confer Ave., Johnstown, PA 15905 Cambria
   ---------------------------------------------------------------------------

DSCB:15-1929 (Rev 90)-2

4. Check, and if appropriate complete, one of the following):

X The plan of merger shall be effective upon filing these Articles of Merger in the Department of State.
___ The plan of merger shall be effective on________________ at ____________
                                                Date                Hour

5. The manner in which the plan of merger was adopted by each domestic corporation is as follows:

     Name of Corporation               Manner of Adoption
     Borco Equipment Company, Inc.     The Board of Directors Chapt.19, et. seq.

 6. (Strike out this paragraph if no foreign corporation is a party to the merger). The plan was authorized, adopted or approved, as the case may be, by the foreign business corporation (or each of the foreign business corporations) party to the plan in accordance with the laws of the jurisdiction in which it is incorporated.

7.  (Check, and if appropriate complete, one of the following):

X The plan of merger is set forth in full in Exhibit A attached hereto and made a part hereof

___ Pursuant to 15 Pa.C.S. s 1901 (relating to omission of certain provisions from filed plans) the provisions, if any, of the plan of merger that amend or constitute the operative Articles of Incorporation of the surviving corporation as in effect subsequent to the effective date of the plan are set forth in full in Exhibit A attached hereto and made a part hereof. The full text of the plan of merger is on file at the principal place of business of the surviving corporation, the address of which is:

     ________________________________________________________________________
            Number and Street   City        State          Zip    County

          IN TESTIMONY WHEREOF, the undersigned  corporation or each undersigned
corporation  has caused    these  Articles of Merger to be signed by a duly
authorized officer thereof this 26th day of Sept, 2000.

                                   Name of Corporation
                                   -------------------

                                   BORCO  EQUIPMENT  COMPANY, INC.,
                                   A Pennsylvania Corporation

                                   TELMARK WORLDWIDE, INC.
                                   A Nevada Corporation

                                   DATED this 26 day September, 2000.


                                   BORCO EQUIPMENT COMPANY, INC.
                                   By:___________________________________
                                   Title: President
                                   By:___________________________________
                                   Title: Secretary

                                   TELMARK WORLDWIDE, INC.
                                   By:___________________________________
                                   Title: President
                                   By:___________________________________
                                   Title: Secretary

                                   EXHIBIT "A"
                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of September ___, 2000, by and between BORCO EQUIPMENT COMPANY, INC., a Pennsylvania corporation (herein called the "Pennsylvania Corporation") and TELMARK WORLDWIDE, INC., a Nevada corporation (herein called the "Nevada Corporation"), said corporations being herein sometimes referred to as the "Constituent Corporations.

     The Pennsylvania Corporation is a corporation duly organized and existing under the laws of the State of Pennsylvania having been incorporated thereunder on January 1, 1991. The Nevada Corporation is a corporation organized and existing under the laws of the State of Nevada, having been incorporated thereunder September 14, 2000. The Constituent Corporations were both organized under their present names, and such names have never been changed.

     The authorized capitalization of the Pennsylvania Corporation consists of 10,000 shares of Common Stock, $0.01 par value per share, of which 10,000 shares are issued and outstanding as of the date hereof.

     The authorized capitalization of the Nevada Corporation consists of 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which -0-are outstanding, and 100,000,000 shares of Common Stock, par value $0.001 per share, of which 1,000 shares are issued and outstanding as of the date hereof.

     The principal office in the State of Pennsylvania of the Pennsylvania Corporation is located at 1130 Confer Avenue, Johnston, Pennsylvania, 15905, and John E. Bortoli is the agent in charge thereof upon whom process against the Pennsylvania Corporation may be served. The principal office in the State of Nevada of the Nevada Corporation is located at 1800 East Sahara, Suite 107, Las Vegas, Nevada, 89703, and Nevada Corporate Services is the agent in charge thereof upon whom process against the Nevada Corporation may be served.

     The Board of Directors of the Pennsylvania Corporation and the Board of Directors of the Nevada Corporation deem it to the benefit and advantage of each of said corporations and their respective stockholders that said corporations merge under and pursuant to the provisions of Chapt. 19, et. seq., of Pennsylvania Business Corporation Act, State of Pennsylvania and Chapt. 78, et seq., and 92A.100, et. seq., of the Nevada Business Corporation Act of the State of Nevada, and the Board of Directors of each of the Constituent Corporations, by resolution duly adopted, has approved this Agreement and Plan of Merger
(sometimes herein called the "Agreement") and a majority of the Directors of each has duly authorized the execution of the same and each of said Boards of Directors has directed that the Agreement be submitted to a vote of the respective stockholders of the Pennsylvania Corporation and the Nevada Corporation entitled to vote thereon (namely, all of the stockholders of each) at stockholder meetings called separately for the purpose, among others, of considering approval of the Agreement.

     In consideration of the foregoing and the mutual agreements hereinafter set forth, the parties hereto agree that in accordance with the provisions of the Pennsylvania Corporation Act of the State of Pennsylvania and the Business Corporation Act of the State of Nevada, the Pennsylvania Corporation shall be merged with and into the Nevada Corporation, and that the terms and conditions of such merger and the mode of carrying it into effect are, and shall be, as herein set forth.

                                    ARTICLE I

         Except as herein specifically set forth, the corporate existence of the Nevada Corporation, with all its purposes, powers and objects, shall continue in effect and unimpaired by the merger and the corporate identity and existence, with all the purposes, powers and objects of the Pennsylvania Corporation, and such Pennsylvania corporation shall be merged into the Nevada Corporation and the Nevada Corporation, as the corporation surviving the merger, shall be fully vested therewith. The separate existence and corporate organization of the Pennsylvania Corporation shall cease as soon as the merger shall become effective as herein provided, and thereupon the Pennsylvania Corporation and the Nevada Corporation shall be a single corporation, to wit, the Nevada Corporation (hereinafter sometimes referred to as the "Surviving Corporation"). This Agreement shall continue in effect and the merger shall become effective only if the Agreement is adopted by the stockholders of the constituent Corporations as provided in Article XI hereof. Upon such adoption, that fact shall be certified upon the Agreement by the Secretary of each of the constituent Corporations, under the seals thereof. Thereupon, complying with the requirements of the Pennsylvania Business Corporation Act of the State of Pennsylvania and the Business Corporation Act of the State of Nevada, this Agreement shall be filed in the office of the Secretary of State of Pennsylvania and a copy of this Agreement shall be filed with the Secretary of State of the State of Nevada.

         The merger shall become effective when the necessary filings and recordings shall have been accomplished in Pennsylvania and the necessary filings and recordings shall have been accomplished in Nevada.

          The date when the merger becomes effective is sometimes herein referred to as the "effective date of the merger."

                                   ARTICLE II

          Upon the effective date of merger, the Certificate of Incorporation of the Pennsylvania Corporation, as hereinafter amended, shall be the Certificate of Incorporation of the Surviving Corporation.

         Said Certificate of Incorporation is made a part of this Agreement and plan of Merger with the same force and effect as if set forth in full.

                                   ARTICLE III

         Upon  the  effective  date of the  merger,  the  Bylaws  of the  Nevada
Corporation shall be the bylaws of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with law, the Certificate of Incorporation, and said Bylaws.

                                   ARTICLE IV

          On the effective date of the merger, the Surviving Corporation shall continue in existence and, without further transfer, succeed to and possess all of the rights, privileges, and purposes of each of the Constituent Corporations; and all of the property, real and personal, including subscriptions to shares, causes of action and every other asset of each of the Constituent Corporations, shall vest in the Surviving Corporation without further act or deed; and the Surviving Corporation shall be liable for all of the liabilities, obligations and penalties of each of the Constituent Corporations. No liability or obligation due or to become due, claim or demand for any cause existing against either corporation, or any stockholder, officer, director or employee thereof, shall be released or impaired by such merger. No action or proceeding, whether civil or criminal, then pending by or against either Constituent Corporation or any stockholder, officer, director or employee thereof shall abate or be discontinued by such merger, but may be enforced, prosecuted, defended, settled or compromised as if such merger had not occurred or the Surviving

Corporation may be substituted in any action or proceeding in place of either Constituent Corporation. If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm of record in the Surviving Corporation the title to any property or rights of the Constituent Corporations, or otherwise to carry out the provisions hereof, the proper officers and directors of the Constituent Corporations, as of the effective date of the merger, shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper to vest, perfect or confirm title to such property rights in the Surviving Corporation, and otherwise to carry out the provisions hereof.

                                    ARTICLE V

         The number of shares of stock which the Surviving Corporation shall have authority to issue shall be 5,000,000 shares of Preferred Stock, par value $0.001 per share, and 100,000,000 shares of Common Stock, par value $0.001 per share.

                                   ARTICLE VI

         Upon the effective date of the merger, each issued and outstanding share of Common Stock of the Pennsylvania Corporation, $0.01 par value, shall be and become converted into fully paid and nonassessable shares of Common Stock, $0.001 par value, of the Surviving corporation as described herein to the foregoing shareholders and in the described number of shares:

Stock Holder                       Shares to be issued in Surviving Corporation
------------                       --------------------------------------------
John Bortoli                       3,500,000,00
Steven Swank                       1,500,000,00
Charles Kiefner                      300,000,00
James T. Kowalczyk                    50,000,00
David Hastings                        25,000,00
Brett Bortoli                          5,000,00
Charles A. Cleveland                  20,000,00

Outstanding certificates representing shares of Common Stock of the Nevada Corporation shall thenceforth represent the same number of shares of Common Stock of the Surviving Corporation, and the holder thereof shall be entitled to precisely the same rights he would enjoy if he held certificates issued by the Surviving Corporation. Upon the surrender of any such certificate to the Surviving Corporation at its principal office, the transferee or other holder of the certificates surrendered shall receive in exchange therefor a certificate or certificates of the Surviving Corporation. Upon the effective date of the merger, each outstanding option or right to purchase or otherwise acquire shares of Common Stock of the Pennsylvania Corporation shall be converted, forthwith upon the merger becoming effective, into and become an option or right to purchase or otherwise acquire the same number of shares of Common Stock of the Surviving Corporation on the same terms and conditions, and, in connection therewith, the same number of shares of Common Stock of the Surviving Corporation shall be reserved for issuance by the Surviving Corporation as were reserved by the Pennsylvania Corporation immediately prior to the merger.

                                   ARTICLE VII

         Upon the merger becoming effective, the shares of Common Stock, $0.01 par value per share, of the Pennsylvania Corporation which shall be outstanding immediately prior to the effective date of the merger, shall be cancelled and retired, and no new shares of Common Stock or other securities of the Pennsylvania Corporation shall be issuable with respect thereto.

                                  ARTICLE VIII

         The officers and directors of the Surviving Corporation is JOHN E. BORTOLI, DAVE HASTINGS, JIM KOWALCZYK, CHARLES R. KIEFNER, and STEVEN SWANK, until their successors shall have been elected and shall qualify or as otherwise provided in the Bylaws of the Surviving Corporation.

                                   ARTICLE IX

         All corporate acts, plans, policies, approvals and authorizations of the Nevada Corporation, its stockholders, Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the effective date of the merger, shall be taken for all purposes as the acts, plans, policies, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as they were on the Nevada Corporation. It is intended that the transaction described herein qualifies as a reorganization within the definition of Clause (A) of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended.
                                    ARTICLE X

         This Agreement of Merger shall be submitted to the stockholders of each of the Constituent Corporations as provided by the applicable laws of the States of Pennsylvania and Nevada. There shall be required for the adoption of this Agreement by the Pennsylvania Corporation, the affirmative vote of the holders of at least 50.1% of the capital stock outstanding. In addition, consummation of the merger shall be subject to obtaining any consents or approvals determined by the respective Boards of Directors of the Constituent Corporations to be necessary to effect such merger.

                                   ARTICLE XI

         The Surviving Corporation hereby agrees that it may be served with process in the State of Nevada in any proceeding for enforcement of any obligation of the Nevada Corporation as well as for enforcement of any obligation resulting from the merger, and hereby irrevocably appoints the Secretary of State of the State of Nevada as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of the State of Nevada is: 1800 East Sahara, Suite 107,Las Vegas, Nevada 89104, and the name of its initial registered agent at such address is Nevada Corporate Services.

                                   ARTICLE XII

          This Agreement and the merger may be terminated and abandoned by resolutions of the Board of Directors of the Pennsylvania Corporation and the Nevada Corporation prior to the merger becoming effective. In the event of the termination and the abandonment of this Agreement and the merger pursuant to the foregoing provisions of this Article XII, this Agreement shall become void and of no further effect without any liability on the part of either of the Constituent Corporations or its stockholders or the directors or officers in respect thereof.

                                  ARTICLE XIII

          This agreement and plan of merger may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, each party to this Agreement and Plan of Merger, pursuant to authority duly given by its respective Boards of Directors, has caused this Agreement to be executed on its behalf by its President and attested to by its Secretary as of the day and year first hereinabove written.


BORCO EQUIPMENT COMPANY, INC.

By: /s/ John E. Bortoli
   _____________________________________
Title: President
By:/s/ John E. Bortoli
   _____________________________________
Title: Secretary

TELMARK WORLDWIDE, INC.
By: /s/ Charles R. Kiefner
   _____________________________________
Title: President
By:/s/ Charles R. Kiefner
   _____________________________________
Title: Secretary

STATE OF     )
             )
County of    )


             , being first duly sworn on oath, deposes and says:

That he is the President of BORCO EQUIPMENT COMPANY, INC., a Pennsylvania corporation; that he has read the foregoing Articles of Merger, knows the contents thereof and believes the same to be true.



                /s/ BRETT M. BORTOLI
                ----------------------------------------------------------
                Subscribed and sworn to before me this 10th day of Oct, 2000. Notary Public in and for the State of Pennsylvania residing at
                ________________________.


                            NORTIAL SEAL
                            BRETT M. BORTOLI
                            Johnstown, Cambria County, PA
                            MY COMMISSION EXPIRES: Oct. 27, 2001


STATE OF FLORIDA   )
                   )
County of SEMINOLE )

CHARLES R. KIEFNER, being first duly sworn on oath, deposes and says:

That he is the President of TELMARK WORLDWIDE, INC., a Nevada corporation; that he has read the foregoing Articles of Merger, knows the contents thereof and believes the same to be true.


                /s/ LAURA M. KOUGH
                ----------------------------------------------------------
                Subscribed and sworn to before me this 26th day of Sept, 2000. Notary Public in and for the State of Florida residing at
                3128 Nicholson Dr Winter Park FL  32792


                            LAURA M. KOUGH   [SEAL]
                            MY COMMISSION # CC787135
                            EXPIRES November 1, 2002